EXHIBIT 10.7

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of February 18, 2011, by and among Gregory Schifrin, American Mining Corporation and James Baughman (collectively, the "Shareholders"), and WestMountain Index Advisor, Inc., a Colorado corporation (the "Buyer"), whose principal place of business is located at 123 North College Avenue, Suite 200, Fort Collins, Colorado 80524.  Buyer and the Shareholders are collectively referred to herein as the "Parties."

WHEREAS, the Shareholders, in the aggregate, own 100% of the issued and outstanding shares of common stock of Terra Mining Corporation, a British Columbia corporation (the "Company"); and

WHEREAS, the Buyer desires to acquire from the Shareholders and the Shareholders desire to sell to Buyer Sixteen Million and Two (16,000,002) shares of common stock of the Company (the “Company Shares”), representing 100% of the issued and outstanding shares of capital stock in the Company, in exchange for the issuance and transfer of One Million Five-Hundred Thousand (1,500,000) shares of the voting common stock of Buyer upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows.

1.           Purchase and Sale of Company Shares.

a.           Basic Transaction.  Subject to the terms and conditions of this Agreement, on the Closing Date, the Shareholders shall transfer, assign, convey and set over to Buyer, and Buyer shall acquire and receive from the Shareholders, all of the Shareholders' respective rights, title and interests in and to the Company Shares set forth next to their names on Schedule A attached hereto.

b.           Purchase Price; Payment.  The purchase price for all of the Company Shares shall be the issuance by the Buyer to the Shareholders of a total of One Million Five-Hundred Thousand (1,500,000) shares of voting common stock of the Buyer (equivalent to a rate of approximately 0.093749988 Buyer shares for every one (1) Company Share transferred hereunder), to be issued to each Shareholder in the amounts set forth on Schedule A hereto (collectively, the “WestMountain Shares”).  On the Closing Date, in consideration of the Shareholders’ transfer of the Company Shares to Buyer, Buyer shall issue and deliver to each Shareholder a share certificate or certificates for such holder’s respective number of WestMountain Shares as called for in this Section 1.b and Schedule A.

c.           The Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Monahan & Biagi, P.L.L.C. in Seattle, Washington commencing at 10:00 a.m. local time on February 18, 2011 or such other date, time or place as the Buyer and the Shareholders may mutually determine and agree to (the "Closing Date").

Share Exchange Agreement

d.           Deliveries at Closing.  At the Closing, (i) the Shareholders will deliver to the Buyer the stock certificates representing all of the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (ii) the Buyer will deliver to the Shareholders duly authorized and issued certificates for all of the WestMountain Shares in the amounts set forth on Schedule A hereto.

2.           Representations and Warranties Concerning the Transaction.

a.           Representations and Warranties of the Shareholders.  The Shareholders represent and warrant to the Buyer that the statements contained in this Section 2.a are correct and complete as of the date hereof and will be correct and complete as of the Closing Date, unless an exception to a representation or warranty made herein is set forth in the attached Schedule B, Shareholders’ Disclosure Schedule, which is incorporated herein by reference.  The Shareholders’ Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.a.

(i)             Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

(ii)           Ownership of Shares.  As of the date hereof, each Shareholder: (1) owns the number of Company Shares set forth opposite his/her/its name on Schedule A hereto, and has not assigned, pledged, or otherwise encumbered said Company Shares with any lien or security interest; (2) has good and marketable title thereto; (3) the Company Shares represent his/her/its entire interest in the Company, and he/she/it has no other interests or rights which are convertible into shares of the Company or any right or option to acquire any further interest in shares of the Company; (4) the Company Shares were validly issued and are fully paid and nonassessable; (5) the Company Shares are free and clear of all other restrictions, other than those imposed by applicable state and federal securities laws, and are not subject to any voting trusts, proxies, or any other agreements or understandings with respect to the voting of said Shares; and (6) the Sixteen Million and Two (16,000,002) Company Shares collectively being transferred by all of the Shareholders to Buyer hereunder constitute all of the issued and outstanding Shares of the Company.

(iii)           Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, free and clear of all liens and encumbrances.  Any real property and facilities held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with which the Company is in compliance.

(iv)           Taxes.  The Company has timely filed all federal, state and local income or other tax returns and reports that it is required to file for the period(s) up to and through the Closing Date with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on the Company or the Company Shares.  There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any taxes attributable to the Company or its assets or operations, and no power of attorney granted by the Company or any Shareholder with respect to any tax matter is currently in force.  There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment pending or threatened against the Company, or with respect to any tax attributable to the Company or its assets or operations.

Share Exchange Agreement

(v)           Litigation.  There is no action, lawsuit, inquiry, proceeding or investigation, administrative or judicial, by or before any court or governmental body pending or threatened against or involving the Company (or any predecessor entity) or the Company Shares.  The Company is not subject to any judgment, order or decree that has or is likely to have a material adverse effect on the business, assets, properties or financial condition of the Company. The Company is not in violation of any material law, ordinance or regulation of any kind, including but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the U.S. Securities and Exchange Commission, or the securities laws and regulations of any state or province.

(vi)           Contracts and Commitments.  All contracts, commitments and agreements to which the Company is a party, or by which any of its properties or assets are subject or bound, are set forth on the attached Schedule B, Shareholders’ Disclosure Schedule, which is incorporated herein by reference.  Copies of all such contracts and agreements shall be delivered to the Buyer prior to the Closing Date, and all such contracts and agreements are in full force and effect in accordance with the terms thereof.

(vii)          No Misleading Statements or Omissions.  Neither this Agreement nor any Exhibit, Schedule or document attached hereto, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

(viii)         Validity of the Agreement.  All Company action and other proceedings required to be taken in order to enter into and to carry out this Agreement have been duly and properly taken.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate the Company’s Certificate of Incorporation or Bylaws, or any other agreement, license or other contract to which the Company is a party or is bound or may be affected, nor will such execution, delivery and performance of this Agreement violate any order, writ, injunction or decree of any court, regulatory agency or other governmental body applicable to the Company.

(ix)           Authorization of Transaction; Enforceability of the Agreement.  The Shareholders have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder.  When duly executed and delivered, this Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditor’s rights.  The Shareholders are not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental authority or agency, or any other third party in connection with the execution, delivery and performance by the Shareholders of this Agreement or in order to consummate the transactions contemplated by this Agreement.

Share Exchange Agreement

(x)            Shareholders’ Sophistication.  Each of the Shareholders has a high degree of business and financial sophistication and has such knowledge and experience in financial and business matters that each has determined and evaluated the merits and risks of an investment in the WestMountain Shares for such Shareholder’s own account.  Each Shareholder acknowledges that he/she/it has reviewed the Buyer’s most recent Form 10-K and Form 10-Q filings with the U.S. Securities and Exchange Commission, and has made such other and further investigation of the Buyer, its financial condition and operations, as each Shareholder has deemed necessary, advisable and sufficient to make an investment in the WestMountain Shares.

(xi)           Investment.  The Shareholders are not acquiring the WestMountain Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.  Each of the Shareholders represents and warrants that it understands that the WestMountain Shares have not been registered under the Securities Act and, therefore, cannot be resold unless subsequently registered under the Securities Act or an exemption from registration is available.

(xii)           Brokers' Fees.  Except for Capital Peak Partners LLC, neither the Company nor any of the Shareholders has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

(xiii)          Subsidiary.  Terra Mining Corporation has a wholly owned subsidiary, Terra Gold Corporation (“TGC”) that was incorporated in Alaska, on March 2, 2010 to manage operational activity in Alaska on the Terra Project. TGC was acquired from American Mining Corporation (“AMC”) on May 17, 2010 by assignment of all 10,000 shares of TGC stock owned by AMC as part of the Share Exchange and Assignment Agreement between AMC and TMC. The shares of TGC stock have a nominal value. Our Chief Executive Officer served as President and a Director in February and March 2010 and our Chief Operating Officer served as Chief Operating Officer and a Director in March 2010 of AMC.  By separate agreement, Buyer is acquiring or has recently acquired ownership of TGC from Company. It is warranted and represented by Company and the Shareholders that TGC has good and marketable title to all of its assets, tangible and intangible, as reflected on the books and records of the Company, including but not limited to all assets related to the “Terra Project” as are reasonably needed to proceed with such project.

(xiv)         Survival of Representations and Warranties.  All representations, warranties, covenants and agreements made by each of the Shareholders herein and in the Schedules and Exhibits attached hereto, shall survive the execution, delivery and performance of this Agreement and the transfer of the Company Shares pursuant hereto.

b.           Representations and Warranties of the Buyer.  The Buyer represents and warrants to each of the Shareholders that the statements contained in this Section 2.b are correct and complete as of the date hereof, and will be correct and complete as of the Closing Date.

(i)            Organization and Authorization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with full corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.  The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Buyer, its Board of Directors and, if required, its shareholders, and this Agreement constitutes a valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms.

Share Exchange Agreement

(ii)            Capitalization.  The authorized capital stock of the Buyer consists of 200,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of preferred stock, $.10 par value per share.  As of the date hereof, 2,328,313 of such common shares of the Buyer are issued and outstanding, and no shares of preferred stock are issued and outstanding.  In the interest of full disclosure, Buyer also discloses the planned or concurrent issuance of additional shares of its common stock as summarized in the pro forma capitalization table attached hereto as Schedule C.  All of the issued and outstanding shares of common stock of the Buyer are validly issued, fully paid and nonassessable.  There are no outstanding options, warrants, rights, conversion rights, contracts, calls, puts, agreements or commitments of any kind relating to the issuance, sale, disposition, acquisition or transfer of any equity securities or other securities of the Buyer other than as disclosed in Schedule C, and there are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Buyer.  There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Buyer.

(iii)           No Conflict.  Neither the execution and delivery of this Agreement, nor the consummation of the transfer and sale of the WestMountain Shares to the Shareholders will: (a) violate any provision of the Articles of Incorporation, the Bylaws, or any other governing instrument of the Buyer; (b)  constitute a default under or violate any agreement, license or other contract to which the Buyer is a party or is bound; or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental agency applicable to Buyer.

(iv)           WestMountain Shares.  Upon their issuance to the Shareholders, the WestMountain Shares will be duly and validly authorized, fully paid and non-assessable, and issued in accordance with all registration or qualification requirements under applicable federal and state securities laws, or pursuant to valid exemptions therefrom.  The issuance and delivery to the Shareholders of the share certificates for the WestMountain Shares as provided in Section 1 will result in the Shareholders’ immediate acquisition, in the aggregate, of record and beneficial ownership of one million five-hundred thousand (1,500,000) shares of the common stock of the Buyer, free and clear of all encumbrances, subject to any restrictions under applicable state and federal securities laws.  As of the Closing Date, the WestMountain Shares will constitute the percentage of the total issued and outstanding stock of the Buyer, on a fully diluted basis as disclosed in Schedule C.

(v)            Consent.  No consent, approval or authorization of, or declaration, filing or registration with, any governmental body or agency is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement by the Buyer.  In addition, no consent of any other person or entity is required to be obtained by the Buyer prior to the execution, delivery and performance of this Agreement by the Buyer, or the consummation of the acquisition by the Buyer of the Company Shares, or the transfer of the WestMountain Shares to the Shareholders.

Share Exchange Agreement

(vi)           SEC Reports; Financial Statements.  The Buyer has filed all reports required to be filed under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the U.S. Securities and Exchange Commission (collectively, the “SEC Reports”), for the two years preceding the date hereof (or such shorter period as the Buyer was required by law or regulation to file such reports), and none of the SEC Reports, when filed, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)          No Misleading Statements or Omissions.  No representation or warranty of the Buyer herein or in any  Schedule or Exhibit hereto, and no written statement or certificate furnished or to be furnished by or on behalf of the Buyer to the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, will contain as of the date hereof and on the Closing Date, any untrue statement of a material fact or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

(viii)         Survival of Representations and Warranties.  All representations, warranties, covenants and agreements made herein and in the Schedules and Exhibits attached hereto shall survive the execution, delivery and performance of this Agreement, and the issuance and transfer of the WestMountain Shares pursuant hereto.

(ix)           Brokers' Fees.  The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Shareholders could become liable or obligated.

(x)            Investment.  The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.  The Buyer represents and warrants it understands that the Company Shares have not been registered under the Securities Act and, therefore, cannot be resold unless subsequently registered under the Securities Act or an exemption from registration is available.

(xi)           Registration Statement. The Buyer agrees it shall, within ninety days following the closing of the transaction, prepare and file with the SEC, at the Buyer’s expense, a registration statement on Form S-1 or S-3 for the re-sale of the WMTN Common Stock (the “Registration Statement”) under the Securities Act by the Seller.  Buyer will use its reasonable efforts to cause such Registration Statement to become effective within ninety (90) days from the initial filing thereof.  Such registration statement shall be kept current and effective at least until such time as the Shareholders may commence the sale of the Company Shares under SEC Rule 144 or its successor or functionally equivalent rule.

Share Exchange Agreement

3.           Conditions Precedent to Closing.

a.           Conditions to Obligation of Buyer:  The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)            The representations and warranties of the Shareholders set forth in Section 2.a above shall be true and correct in all material respects at and as of the Closing Date;

(ii)           The Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii)           This Agreement and the transactions contemplated herein shall have been duly approved and authorized by the Board of Directors and if required, the shareholders, of the Buyer;

(iv)           No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) require divestiture of any of the Company Shares by the Buyer (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

(v)           The Shareholders represent as of the Closing Date, to the effect that: (A) the Company is a corporation duly organized, validly existing and in good standing under the laws of British Columbia and has the requisite power and authority to own, lease and operate its properties, and corporate power to carry on its business as now being conducted; (B) each of the Shareholders has full power and authority to execute and deliver this Agreement and to perform their obligations hereunder, and this Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions; (C) no notice to or filing with, and no authorization, consent or approval of, the SEC, any other governmental agency or authority, or any other person is needed or required to be obtained in order to consummate the transactions contemplated by this Agreement; (D) the entire authorized capital stock of the Company consists of 16,000,002 shares are issued and outstanding, and no shares of preferred stock; (E) all of the outstanding shares of the Company are duly and validly issued, fully paid and non-assessable, and the issuance of such shares has complied with all applicable federal and state securities laws and the regulations promulgated thereunder; (F) other than as set forth and disclosed in the Shareholders’ Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company or any of its Shareholders is a party or which are binding upon the Company or its Shareholders providing for the issuance, disposition or acquisition of any of the capital stock of the Company; (G) there are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Company; (H) the Company is duly qualified and in good standing as a domestic corporation and is authorized to do business in all states or other jurisdictions in which such qualification or authorization is necessary, and there has not been any claim by any other state or jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein; (I) all persons who have executed or will execute this Agreement on behalf of the Shareholders have been duly authorized to do so; and (J) to the best knowledge of such counsel, there is no action, suit or proceeding and no investigation by any governmental agency pending or threatened against the Company, its assets or business, or against any of the Shareholders that could have a material adverse effect on the business, assets or financial condition of the Company.

Share Exchange Agreement

(vi)           The Shareholders shall have delivered to the Buyer at the Closing the certificates evidencing their respective Company Shares, duly endorsed for transfer.

The Buyer may waive any condition specified in this Section 3.a if it executes a writing so stating at or prior to the Closing.

b.           Conditions to Obligation of the Shareholders.  The obligation of the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i)           The representations and warranties of the Buyer set forth in Section 2.b above shall be true and correct in all material respects at and as of the Closing Date;

(ii)           The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)           No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) require divestiture of any of the WestMountain Shares by the Shareholders (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

(iv)           This Agreement and the transactions contemplated herein shall have been duly approved and authorized by the Company, its Board of Directors and the shareholders, if required, of the Buyer;

(v)           The Buyer shall have delivered to each of the Shareholders at the Closing a certificate representing the number of WestMountain Shares to be issued to such Shareholder pursuant to the terms of this Agreement.

The Shareholders may waive any condition specified in this Section 3.b if all of the Shareholders execute a writing so stating at or prior to the Closing.

c.           Best Efforts to Satisfy Conditions.  Buyer and Shareholders shall use their best efforts to cause the conditions to the Closing set forth in this Section 3 to be satisfied, to the extent that the satisfaction of such conditions is in the control of such party, as soon as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation upon the covenants and obligations of any party otherwise expressly set forth in this Agreement.

Share Exchange Agreement

4.           Post-Closing Covenants.

The Parties agree that if, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

5.           Termination.

a.           Grounds for Termination.  This Agreement may be terminated before the Closing occurs only as follows:

(i)             By mutual written agreement of the Shareholders and Buyer at any time.

(ii)            By the Shareholders or Buyer if the Share Exchange Agreement is not closed by March 15, 2011.

(iii)           By the Shareholders, by notice to the Buyer at any time, if one or more of the conditions specified in Section 2.b is not satisfied at the time at which the Closing is scheduled to occur or if satisfaction of such a condition is or becomes impossible, or if Buyer shall have breached any material covenant herein or shall have made a material misrepresentation herein.

(iv)           By the Buyer, by notice to the Shareholders at any time, if one or more of the conditions specified in Section 2.a is not satisfied at the time at which the Closing is scheduled to occur or if satisfaction of such a condition is or becomes impossible, or if the Shareholders shall have breached any material covenant herein or shall have made a material misrepresentation herein.

(v)           By either party if any legal proceeding shall have been instituted or shall be imminently threatened, to delay, restrain or prevent the consummation of this Agreement.

b.           Effect of Termination.  If this Agreement is terminated pursuant to Section 5.a, this Agreement shall terminate without any liability or further obligation of any party to the other, and each party shall bear its own costs and expenses.

6.           Remedies for Breach.

a.           Survival.  All of the representations, warranties, and covenants of the Parties contained in or made pursuant to this Agreement that are not waived by the party for whose benefit the covenant or agreement exists, shall survive the Closing and continue in full force and effect thereafter so long as any claim is or can be made in respect of such matters under any applicable statute of limitations.

Share Exchange Agreement

b.           Breach by Buyer.  In the event of: (a) any breach of any of the representations or warranties of Buyer set forth in herein; (b) any breach of any covenant or agreement made by Buyer under this Agreement; or (c) the arising of any material obligation from an event that occurred, or circumstances that arose, prior to the Closing Date involving Buyer and not disclosed herein, the Shareholders shall be entitled to an offset for all Losses (as hereafter defined) arising from such event (a “Cause Event”).

c.           Breach by Shareholders.  In the event of: (a) any breach of any of the representations or warranties of the Shareholders set forth in herein; (b) any breach of any covenant or agreement made by the Shareholders under this Agreement; or (c) the arising of any material obligation from an event that occurred, or circumstances that arose, prior to the Closing Date involving the Shareholders or the Company or TGC and not disclosed herein, the Buyer shall be entitled to an offset for all Losses (as hereafter defined) arising from such event (also a “Cause Event”).

d.           “Losses” Defined.  In this Agreement, the term “Losses” means and includes all losses (including without limitation loss in value of Company or TGC assets due to faults in title or other rights to such assets as warranted), claims, liabilities, damages, judgments, liabilities, payments, obligations, costs and expenses (including, without limitation, any reasonable legal fees and costs and expenses incurred after the Closing Date in defense or in connection with any alleged or asserted liability, payment or obligation as to which indemnification may apply hereunder), regardless of whether or not any liability, payment, obligation or judgment is ultimately imposed and whether or not Buyer or any Shareholder is made or becomes a party to any such action, suit or proceeding in respect thereof, voluntarily or involuntarily.

(i)           With respect to any Losses incurred after the Closing Date from a Cause Event under Section 6.b, the Shareholders listed on Schedule A hereto shall be entitled to receive (on a pro rata basis) that number of additional shares of the common stock of Buyer as are necessary for Shareholders to receive substantially the percentage ownership of Buyer as is disclosed in Schedule C.

(ii)           With respect to any Losses incurred after the Closing Date from a Cause Event under Section 6.c, the Shareholders (collectively and on a pro rata basis) shall return to Buyer that number of the WestMountain Shares transferred to the Shareholders at Closing as is equal to such Losses (the “Forfeited Shares”), based on the price per share as of the date of occurrence of facts or circumstances giving rise to the Cause Event.

f.           Remedy Not Exclusive.  The foregoing offset provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

7.           Miscellaneous.

a.           Press Releases and Announcements.  No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party unless any such notice or announcement is required by law, in which event the party filing such notice or publishing such announcement shall give prompt notice thereof to the other party prior to such filing or publication.

Share Exchange Agreement

b.           No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

c.           Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

d.           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written consent of the other Party.

e.           Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile or “pdf” file, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

f.           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

g.           Notices.  All notices, consents, demands, assignments, claims, and other communications hereunder shall be in writing, and shall be deemed to have been duly given:  (i) when received if delivered by hand, (ii) when sent by telex or facsimile (with receipt confirmed), provided that a copy is concurrently mailed to the intended recipient by registered mail, return receipt requested, (iii) one day after delivery to a nationally recognized overnight courier service, or (iv) three days after mailing by certified or registered mail, postage prepaid and return receipt requested, in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate by notice to the other parties):

If to the Shareholders:

Gregory Schifrin
Address: 1256 W Elmira Rd
Sandpoint, ID 83864
Fax No: ________________

American Mining Corporation
Address: 837 West Hasting St, Suite 2405
Vancouver BC V6C 3N7
Fax No.  888-505-5808

James Baughman
Address: 2186 S. Holly St., Suite 104
Denver, CO 80222
Fax No:

Share Exchange Agreement

If to the Buyer: WestMountain Index Advisor, Inc. 123 North College Ave, Ste 200 Fort Collins, CO 80524 Attn: ____________________ Fax No: _______________	With a copy to: James F. Biagi, Jr. Monahan & Biagi, PLLC 701 Fifth Avenue, Suite 2800 Seattle, WA 98014 Fax No: (206) 587-5710

h.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

i.           Resolution of Disputes.  The parties agree that, in the event of a dispute between them arising from, concerning or in any way related to this Agreement, the Parties shall undertake good faith efforts to negotiate the resolution of the matter amicably between them for a period of no longer than thirty (30) days following written notice of the dispute provided by either Party.  If these negotiations prove to be unsuccessful for any reason, either party shall be entitled to initiate an action to resolve such dispute.  The Parties hereby agree that the venue for any such action shall be Seattle, Washington.

j.           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and all of the Shareholders.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

k.           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof, or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope or duration of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

Share Exchange Agreement

l.           Expenses.  Each of the Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

m.           Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

n.           Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

o.           Specific Performance.  Each of Shareholders and Buyer acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Shareholders and Buyer agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in addition to any other remedy to which they may be entitled at law or in equity, subject to the agreements regarding venue in Section 7.i above.

[Signatures on following page]

Share Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Shareholders: /s/ Gregory Schifrin (Signature) Print Name: Gregory Schifrin Address: 1256 W Elmira Rd Sandpoint, ID 83864	Buyer: WestMountain Index Advisor, Inc. /s/ Brian L. Klemsz By: Brian L. Klemsz Its: President and CEO

/s/ Gary MacDonald
(Signature)
Print Name: American Mining Corporation
Address: 837 West Hasting St, Suite 2405
Vancouver, BC V6C 3N7

/s/ James Baughman
(Signature)
Print Name: James Baughman
Address: 2186 S. Holly St., Suite 104
Denver, CO 80222

Share Exchange Agreement

SCHEDULE A

Name of Shareholder	Number of Company	Number of WestMountain Shares
	Shares Owned	to be Transferred to Shareholder

Gregory Schifrin	11,000,001	1,301,249

American Mining Corp.	5,000,000	468,750

James Baughman	1	1

Total:	16,000,002	1,500,000

Share Exchange Agreement

SCHEDULE B

Shareholders’ Disclosure Schedule

None

Share Exchange Agreement